EXHIBIT 10.29

                          KDDI Network & Solutions Inc.

                      Outsource Business Services Agreement

Translated From Japanese

KDDI Network Inc. & Solution ihereinafter referred to as KDDI jand Global Hotline (hereinafter referred to as GHII) enter a contract regarding outsourcing the promotion of the telecommunication services (hereinafter referred to as "the Services") which are described on a separate sheet.

(THE BUSINESS DUTY)
ARTICLE 1

KDDI out-sources the following functions (hereinafter referred to as "the Functions") to GHI for the purpose of promoting the Services and GHI accepts. The details are determined on a separate sheet.

     (1)  Acquisition of applications for the Services by tele-marketing.
     (2)  Any other business relevant to the service above.

(OPERATING GUIDELINE)
ARTICLE 2

KDDI and GHI will have a separate discussion on and create a work procedure instruction sheet including scripts, guides and manuals.

2. GHI shall follow the instruction and provide the Functions with the care of a good manager.

3. KDDI and GHI shall determine, upon discussion, a monthly goal of the Function. It shall be revised based on actual performance.

4. When KDDI recognizes the provision of the Function by GHI to be inadequate or it to be difficult for GHI to achieve, KDDI can order GHI to improve the operating procedure of the Function and GHI shall comply.

5. GHI shall provide the Function within the area designated by KDDI.

(OPERATING VENUE, DATE AND HOURS)
ARTICLE 3

The operating venue, date and hours are stated on a separate sheet.

(PROVIDER OF THE FUNCTIONS)
ARTICLE 4

HG shall determine the employees to provide the Functions (hereinafter referred as "the Providers") and notify KDDI in writing in the format designated by KDDI. The same procedure shall be followed in case there is an alteration.

2. GHI shall appoint a director from the Providers in advance and shall notify KDDI in wring in the format designated by KDDI. The same procedures shall be followed in case there is an alteration.

3. KDDI and the director shall determine the operating procedures of the Function and other items necessary for GHI to operate.

4. GHI shall make the Providers fulfill the obligation determined on this contract, and assume all the responsibility for the operation by the Providers of the Functions. When they cause any damage to KDDI, it shall share the responsibility with the Providers even if GHI has paid adequate attention to the selection and the supervision of the Providers.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED TEXT IS INDICATED BY A "*".

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(RESPONSIBILITIES FOR OPERATION)
ARTICLE 5

GHI shall be completely responsible for the operation of the Functions. In case that objections and / or complaints are made by customers or any damage is caused to KDDI, its employees or the third party such as its customers, GHI shall report to KDDI immediately and solve the trouble completely by its responsibility and at its own expense, without discommoding KDDI.

2. If any lawsuit, objection, or claim attributing to GHI is made towards KDDI by a third party such as customers, GHI shall defense KDDI or solve it in cooperation with KDDI. In case this causes any damage to KDDI and it is attributed to GHI, GHI shall be responsible for the damage and the compensation amount will be determined upon discussion.

(LEGAL RESPONSIBILITIES)
ARTICLE 6

GHI assumes the responsibilities to follow the laws such as Labor Standard Act, Workmen's Accident Compensation Insurance Law, Health Insurance Law, Unemployment Insurance Law and such for the Providers. It is also responsible as the employer or the business owner defined in these laws.

2. In case the Providers receive injuries or suffer from other type of accidents, GHI shall take all the responsibilities and solve the trouble at its own expense, without discommoding KDDI.

(COMMISSION FEE AND SUCH)
ARTICLE 7

KDDI shall pay commission fee to GHI based on the commission payment standard set in a separate paper.

2. Upon an agreement that the commission fee is inadequate, KDDI and GHI are able to change the fee through discussion.

3. KDDI shall count the commission fee charged during the month, add consumption tax and adequate local consumption tax, and shall pay by bank transfer to the bank account specified by Client. If the bank is not open on the payday, the very next business day will be considered so instead.

4. Client shall not charge KDDI for any cost that results from performing this service, unless there is a written agreement between the two stating otherwise.

(BALANCE OUT)
ARTICLE 8

If KDDI assumes monetary liabilities against GHI, KDDI is able to balance out the liabilities and the monetary liabilities anytime without any advance notice.

(BUSINESS REPORT)
ARTICLE 9

GHI shall report its business situation to KDDI periodically and when requested, through a manner (including monthly telemarketing performance report) separately set by KDDI.

(EDUCATION AND TRAINING FOR THE WORKERS)
ARTICLE 10

GHI, during the contract term, shall educate and train the workers accordingly in order to provide the necessary knowledge required to carry out this service.

(ASSIGNMENT OF RIGHTS AND OBLIGATIONS, PROHIBITION OF RE-OUTSOURCING)
ARTICLE 11

GHI shall not assign all or part of the rights and obligations based on this contract to the third person, or devote guarantee for itself or third person.

2. GHI shall not reassign this service to third person.

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(COMPLIANCE)
ARTICLE 12

GHI should comply with the compliance rules on the Telecommunications Business Law and other acts of Congress, and should perform its duties sincerely.

(2) In performing this service, the terms and conditions presented by GHI to the customers should follow the condition of contract for this service.

(CONFIDENTIALITY)
ARTICLE 13

GHI shall not disclose or compromise confidential information that was acquired though performing this service, to the third person, and shall not use them for any purposes other than performing this service.

2. GHI shall put its executives and employees under the obligation stated in the preceding item, and that in the case of any violation by the executive or the employee, GHI will be ascribed for the violation.

3. The information of KDDI's customers is to be defined in a separate paper (Special Contract regarding security regulation/protection of customer information).

(INTELLECTUAL PROPERTY RIGHT)
ARTICLE 14

The copyright of work procedure instruction sheet and other documents produced during this service process attributes to KDDI alone. In case of an objection regarding managing a copyright, KDDI and GHI shall have an opportunity to discuss sincerely.

(CONTRACT MODIFICATION)
ARTICLE 15

Company will notify Client in writing whenever Company proposes alterations in this Contract.

2. It shall be regarded that Client assented to the suggested alterations and they shall be in effect when Company does not receive a document to inform Client's objection within ten (10) days since the notice from Company, or Client handles the relevant business in accordance with the alteration after the date indicated in the notice.

3. In case that Company receives a document stating Client has an objection to the suggested alterations, Company and Client shall discuss with sincerity to settle it in a peaceful manner.

(ANNULMENT OF CONTRACT)
ARTICLE 16

When Company or Client corresponds to any of the following, the opposite party can annul the contract without any procedures such as a notification.

     (1) When one party acts against any of the articles in the contract and it does not rectify although the other party has rectified with an adequate period of time.

     (2)  When there is an act of dishonesty through operating Business.

     (3) Through operating Business, when there are a number of complaints from customers for a cause attributing to Client, and the number does not decrease although Client has been giving an adequate period of time to rectify. In addition, Client has caused any damages.

     (4) In case of seizure, provisional seizure or provisional disposition orders, notice for auction, or disposition for failure to pay.

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     (5)  In case of payment stoppage, initiation of bankruptcy procedures, civil rehabilitation proceedings or special clearance.

     (6) In case of receiving administrative punishment from the controlling authority or winding up of business.

     (7) When one party's own checks, own post-dated checks or checks to be paid on behalf of someone got dishonored.

     (8)  When it winds up.

     (9) When one party has hurt the other's honor, lost trust or causes any damage as well as it seems to do so.

     (10) When there is a considerable change in the status of Client's assets, credibility or solvency.

2. If one party corresponds to any of the above, it is obligated to compensate the other for the damages and the amount of compensation shall be determined in negotiation between the two.

(VALIDITY OF CONTRACT)
ARTICLE 17

This contract shall be valid from January 1st 2007 to March 31st 2007.

(POST-CONTRACT PROCESSING)
ARTICLE 18

When the contract is terminated, Client shall immediately return all of the goods, documents etc lent by Company through the contract.

2. Even after the termination of the contract, the following articles and clauses remain valid; Article 4 Clause 4, Article 5,8,11,13,14, Article 16 Clause 3, Article 18 and 19.

(COMPETENT COURT)
ARTICLE 19

It shall be handled by the court that has jurisdiction over the location of Company's head office when there are conflicts regarding the contract.

(ITEMS TO BE DISCUSSED)
ARTICLE 20

Company and Client shall discuss with each other when items not yet determined on the contract emanate or there is a question regarding any one on the contract.

As the proof of completion of this contract, two copies shall be made and each party shall preserve one.

December 28th, 2007

KDDI Network & Solutions Inc.
2-28-8 Honkomagome Bunkyo-ku Tokyo
Network Business Division, Sales Section,
Head of Partner Business,
SHIMIZU Masayasu

Global Hotline Inc.
Nishi-Shinjuku Building 11F
1-13-12 Nishi-Shinjuku Shinjuku-ku Tokyo
President
ANAN Hideki

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                              APPENDIX TO CONTRACT

Translated From Japanese

(1)  Business Duty

The telecommunications services fall into the area of duty are as below.

     1.   MY LINE as well as MY LINE PLUS

     2.   Auto Direct Incoming Call Service

     3.   Free Call Service

     4.   Others separately specified Telecommunication Services

(2)  Business Compliance Rules

GH shall abide the following rules (including online application

     1.   Confirm customers' intention on the application

     2. Confirm customers' personal information such as name, signature, address and phone number is correctly entered.

     3. GH shall ensure KDDI has the correct customer personal details attained by GH through Tele-marketing such as name, address, phone number and type of services.

     4.   Ensure customer on utilization methods and term.

(3)  Business Operation Office
(Main Business Operation Office)

GH performs the business duty at the address stated below.

Hakuou 8 F, Shinjuku 5-17-11, Shinjuku-Ku, Tokyo

(4)  Business Operation Day and Time

     1. GH shall perform the business, (hereinafter referred to as "Business Day") from Monday to Friday, 9.00 to 18.00. (Not including Public Holidays and January 2 and January 3.

     2. The total operating time of set up booth to perform the business duty shall be as followed. Hereinafter referred to as "Standard Number of Hours".

                    Month              Total number of hours
                    -----              ---------------------
                      1                          *
                      2                          *
                      3                          *

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     3.   GH shall obtain agreement form KDDI beforehand, when operation differs from the 2 terms mentioned above in response from customers or others reason.

(5)  Commission Payment Standard

     1.   Commission Fee

          KDDI pays GH with monthly commission fee in the amount of * yen. (Excluding consumption tax)

     2. Notwithstanding the conditions on the preceding paragraph, if total operating time of set up booth to perform the business duty, hereinafter referred to as "Actual Operating Hours" (omitted if less than 15 minutes) is lesser than standard number of hours, the commission fee for the month (excluding consumption tax) shall be calculated as below (omitted if less than 1 yen).

               Commission Fee = * yen X (Actual Operating Hours) /
                           (Standard Number of Hours)

     3. Actual Operating Hours measurement shall be determined by KDDI and GH in another discussion. In addition, the next number of hours could be included as actual operating hours.

          o Number of hours when GH is not responsible for not performing the business duty due to unforeseen reason such as equipment failure.

          o Number of hours agreed appropriate to be included in the actual operating hours by KDDI when performing the business.

     4. GH shall report to KDDI the total booth operating time for every business day and other items to perform the business duty which is appointed by KDDI. According to 3rd term in (4), GH shall report to KDDI on the next day if service is performed on a non business day.

     5. In order to confirm the reported matters as stated on the preceding term, KDDI could inspect the record or account at any given time by informing GH beforehand.

     6. The commission fee in Term 1 will not defer even if the actual operating hours of the month exceeded the standard numbers of hours.

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